Exhibit 99.1

Atlas Technical Consultants Reports First Quarter 2021 Results

- Delivered Positive Start to 2021 with 13% Total Organic and Acquisitive Revenue Growth -

- Completed Transformational Balance Sheet Recapitalization Accelerating Path to Reduce Net Leverage -

- Further Execution on M&A Pipeline with Acquisition of Atlantic Engineering Laboratories in April 2021 -

- Raised 2021 Outlook for Revenues and Adjusted EBITDA -

Austin, TX (May 17, 2021) – Atlas Technical Consultants, Inc. (Nasdaq: ATCX) (“Atlas” or the “Company”), a leading infrastructure and environmental services provider, announced today results for the first quarter ended April 2, 2021.

First Quarter 2021 Highlights:

●	Gross revenue grew 12.8% to $123.3 million, compared to $109.3 million in the prior-year quarter. Revenue growth was driven by steady execution across all of the Company’s service lines, comprised of organic growth(1) and the contribution to results from recent acquisitions.

●	Gross revenue by service line, as a percentage of consolidated gross revenue, was approximately 34% Testing, Inspection and Certification Services (TIC), 32% Environmental Solutions (ENV), 18% Program, Construction, and Quality Management (PCQM), and 16% Engineering and Design (E&D).

●	Net revenue(2) rose 12.3% to $101.6 million, compared to $90.5 million in the prior-year quarter. Net revenue was approximately 82% of gross revenue, reflecting the strategic efforts to increase self-performance by expanding services and cross-selling while minimizing reliance on third-party providers.

●	Net loss was $15.5 million, or $0.60 per Class A share, compared to a net loss of $23.6 million, or $0.26 per Class A share in the prior-year quarter. Both quarters included costs relating to changes in the Company’s capital structure. The net loss in the first quarter of 2021 included approximately $17.1 million in after-tax charges for recapitalization and acquisition-related transaction costs, including the write off of $15.2 million in non-cash, deferred financing costs incurred as part of the Company’s recapitalization completed in the quarter, while the prior-year period included cash and non-cash costs totaling $25.8 million related to business combination and public company formation.

●	Adjusted net income(3) increased to $11.1 million, or $0.78 per class A share, compared to $0.3 million, or $0.05 per class A share in the prior year quarter. Adjusted net income excludes the impact of transaction costs detailed above, certain other non-recurring expenses, and the amortization of intangible assets.

●	Adjusted EBITDA(4) increased 12.7% to $14.5 million, compared to $12.9 million in the prior-year quarter, and represented 14.3% of net revenue.

●	Backlog at quarter-end was $689 million. Beginning this quarter, the Company has updated the calculation of backlog to better reflect the outlook for contractual revenue across the expanded business platform and to more closely match the methodology of its competitors while maintaining its practice to only include projections for existing fully executed contracts. This change increased reported backlog by $49 million as of April 2, 2021 as compared to the prior method of calculation for quarter end, which was up sequentially and would have been another record high.

(1)	Organic growth is defined as total revenue growth less revenue acquired for the comparable pre-acquisition period.
(2)	Net revenue is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net revenue to the most comparable financial measure calculated in accordance with GAAP.
(3)	Adjusted net income is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted Net Income to the most comparable financial measure calculated in accordance with GAAP.
(4)	Adjusted EBITDA is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP.

●	Operating cash flow was $0.6 million, versus a cash use of $12.6 million in the prior-year quarter. While Q1 is typically a lower volume quarter each year given winter weather conditions in many geographic locations, the February winter storm in Texas in particular had a short-term adverse impact on performance. In addition, the first quarter of 2021 also included $1.3 million of cash-based recapitalization and transaction costs, while the prior-year quarter included $14.7 million of business combination and related public company formation cash expenses.

●	In April 2021, the Company closed on the previously announced acquisition of Atlantic Engineering Laboratories, Inc. (AEL), broadening the reach of infrastructure services and strengthening cross-selling capabilities in the New York Tri-State region.

L. Joe Boyer, Atlas’ Chief Executive Officer, stated, “The first quarter was a transformative period for Atlas. We closed a major recapitalization that dramatically enhanced our ability to drive growth and generate cash flow. We announced the highly strategic acquisition of AEL that closed in April, and we executed well against our business plan across each of our service lines, delivering results that put us on solid footing to start the year. We were particularly encouraged by 6% organic growth in the quarter, traditionally our lowest volume quarter of the year, which we expect to accelerate based on our recent project wins. I am also pleased to see the momentum and magnitude of new opportunities in our pipeline, both related to transportation and environmental, and where we see excellent possibilities to help our clients achieve their ESG related objectives. Furthermore, the current M&A pipeline for the full year 2021 is expected to surpass the revenue acquired in 2020. The increased financial flexibility we achieved through a recapitalized balance sheet positions us to continue driving organic growth while pursuing accretive, deleveraging acquisitions that create additional long-term value for shareholders.”

Capital Structure

In February 2021, the Company completed a comprehensive recapitalization of its balance sheet through a new $432 million term loan, a $75 million committed delayed draw term loan specifically for M&A, and a $40 million revolver with a $20 million expansion feature. This restructuring served to pay down existing indebtedness and redeem all of the Company’s outstanding preferred equity units at par, providing a streamlined capital structure while reducing interest rates and debt service and extending maturities. In addition, this structure significantly increases available liquidity, positioning the Company to benefit from up to $116M in additional liquidity to support new organic growth initiatives and M&A over the next two years. As noted above, the recapitalization resulted in a significant write-off for accounting purposes of deferred financing costs associated with our prior capital structure paid in 2020. This improved capital structure will also position the business to accelerate achieving a key objective of 3.0 times net leverage(5).

The conversion of our Class B common shares to publicly traded Class A shares continued during 2021. As of May 14, 2021, the Company has 36,018,978 common shares outstanding consisting of 31,734,955 Class A shares and 4,284,023 Class B shares.

(5)	Net leverage calculated as (debt –cash) / LTM Adj. EBITDA including predecessor period of acquisitions.

Update on Financial Statements

In April, the SEC issued a statement regarding accounting and reporting considerations for warrants issued by SPAC’s. While we completed the exchange of our warrants for common stock in November 2020, we have updated our review of the accounting and reporting considerations for the period of time our warrants were outstanding (February 2020 through November 2020). It was determined that the SEC’s statements did not have a material impact on our previously issued financial statements. Given the completion of the warrant exchange offer in November 2020, the SEC statements had no impact on first quarter 2021 financial statements and will not have any impact to financial statements in future periods.

Full Year 2021 Outlook Increased

●	Adjusted EBITDA is now expected to be in a range of $73 million to $80 million, reflecting a 22.4% increase at the midpoint compared to full-year 2020 results and up from the previous guidance range of $70 million to $76 million.

●	Gross revenue now is anticipated to be in a range of $520 million to $540 million, up from a range of $500 million to $520 million previously provided, with net revenue and self-performance expected to continue to increase relative to 2020.

●	With the significant transaction costs associated with the Company’s business combination, public company formation, warrant exchange offer, and balance sheet recapitalization now complete, Atlas anticipates operating cash flow for the remainder of full-year 2021 will better reflect the underlying earnings and cash-generating power of the Company’s operations.

●	The outlook reflects the continued strength of backlog, the addition of the AEL acquisition in mid-April, and current visibility on the timing of work.

David D. Quinn, Sr., Chief Financial Officer, concluded, "We have two prioritized objectives: to expand our business, both organically and through M&A, and to drive down net leverage to approximately 3.0 times. The overhaul of our capital structure was a powerful catalyst on both fronts. We are now better positioned to invest in our people and service capabilities, accelerate our de-leveraging M&A strategy, and realize revenue synergies while expanding the cash flow produced by our business. We are executing well across all of our service lines and are particularly excited about the favorable tailwinds in our key end markets, particularly environmental, transportation, and infrastructure, as we look to build on our recent momentum. Based on our strong first-quarter results, the strength in our backlog, the addition of AEL, and the continued trajectory we see in our end markets, we are pleased to raise our 2021 growth outlook for revenues and adjusted EBITDA.”

Webcast and Conference Call

The Company will host a webcast and conference call on Monday, May 17, 2021, at 5:00 p.m. Eastern time (4:00 p.m. Central time) to review first quarter 2021 results, discuss recent events and conduct a question-and-answer session. The live webcast will be available at www.oneatlas.com in the Investors section. The conference call will also be accessible by dialing 1-877-407-9716 (Domestic) and 1-201-493-6779 (International). A replay of the webcast will be available on the Company’s website.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of Environmental Solutions (ENV), Testing, Inspection & Certification (TIC), Engineering & Design (E&D), and Program, Construction, and Quality Management (PCQM) services. Under the name Atlas Technical Consultants, we offer solutions to public and private sector clients in the transportation, commercial, water, government, education, and industrial markets. With approximately 3,300 employees and a nationwide footprint, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design, and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements and involve a number of risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions and estimates, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our expectations and beliefs as of the date of this filing concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions or estimates that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described throughout our annual report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 23, 2021, particularly the “Risk Factors” section of such report and the factors described below: (1) the ability to maintain the listing of the Company’s shares of Class A common stock on Nasdaq; (2) the ability to recognize the anticipated benefits of acquisitions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (3) costs related to acquisitions; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors (including as a result of COVID-19); and (6) other risks and uncertainties indicated from time to time in the Company’s filings with the SEC, including those under “Risk Factors” therein. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this press release and in documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Unless specifically indicated otherwise, the forward-looking statements in this press release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this press release are made as of the date of its release, including expectations based on third-party information and projections that management believes to be reputable, and the Company does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

Reconciliation of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Atlas discloses Adjusted EBITDA, net revenue, adjusted net income and adjusted earnings per Class A share (“Adjusted EPS”), which are non-GAAP financial measures, in this press release. Atlas believes these financial measures are useful indicators to evaluate performance because they allow for an effective evaluation of Atlas’ operating performance when compared to its peers, without regard to its financing methods or capital structure. Atlas believes Adjusted EBITDA and net revenue are useful for investors and others in understanding and evaluating Atlas’ operations results in the same manner as its management. However, Adjusted EBITDA and net revenue are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

Atlas defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. Atlas excludes these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Atlas’ presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Atlas’ computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Atlas defines net revenue as gross revenue before reimbursable expenses and other adjustments. Atlas excludes these items from gross revenue in arriving at net revenue because net revenue is an important measure of the underlying production and performance of the business. Certain items excluded from net revenue are significant components in understanding and assessing a company’s financial performance, such as subcontractor and other “pass-through” related costs. Atlas’ presentation of net revenue should not be construed as an indication that results will be unaffected by the items excluded from net revenue. Atlas’ computation of net revenue may not be identical to other similarly titled measures of other companies. For a reconciliation of net revenue to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Atlas defines adjusted net income as net income excluding the after-tax impact of transaction costs, certain other non-recurring expenses and the amortization of intangible assets. Atlas excludes these items from net income in arriving at adjusted net income because adjusted net income is an important measure of the underlying production and performance of the business. Certain items excluded from adjusted net income are significant components in understanding and assessing a company’s financial performance. Atlas’ presentation of adjusted net income should not be construed as an indication that results will be unaffected by the items excluded from adjusted net income. Atlas’ computation of adjusted net income may not be identical to other similarly titled measures of other companies. For a reconciliation of adjusted net income to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Atlas defines Adjusted EPS as adjusted net income divided by the weighted average of Class A shares outstanding for the period. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. Our definition of Adjusted EPS may differ from other companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income and Diluted Earnings per Share. For a reconciliation of Adjusted EPS to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS
(unaudited)

(Amounts in thousands, except per share data)

	For the quarters ended
	April 2, 2021	March 31, 2020
Revenues	$123,269	$109,302

Cost of revenues	(64,628)	(58,898)
Operating expenses	(50,345)	(68,333)

Operating income/(loss)	8,296	(17,929)

Interest expense	(23,042)	(5,640)

(Loss) before income taxes	(14,746)	(23,569)
Income tax expense	(44)	-

Net (loss)	(14,790)	(23,569)

Provision for non-controlling interest	12,169	3,260

Redeemable preferred stock dividends	(5,899)	(2,244)

Net (loss) attributable to Class A common stock shareholders/members	$(8,520)	$(22,553)

(Loss) Per Class A Common Share	(0.60)	(0.26)

Weighted average of shares outstanding:

Class A common shares (basic and diluted)	14,256,484	5,767,342

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(Amounts in thousands, except per share data)

	April 2, 2021	December 31, 2020

ASSETS
Current assets:
Cash and equivalents	$16,327	$14,062
Accounts receivable, net	86,175	99,822
Unbilled receivables, net	42,550	38,350
Prepaid expenses	8,565	5,874
Other current assets	2,805	4,557

Total current assets	156,422	162,665

Property and equipment, net	13,583	14,134
Intangible assets, net	82,844	86,008
Goodwill	104,798	109,001
Other long-term assets	4,645	4,254

TOTAL ASSETS	$362,292	$376,062

LIABILITIES, REDEEMABLE PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$23,210	$28,456
Accrued liabilities	9,302	15,011
Current maturities of long-term debt	-	14,050
Other current liabilities	10,938	12,036

Total current liabilities	43,450	69,553

Long-term debt, net of current maturities and loan costs	455,443	264,970
Other long-term liabilities	17,789	24,296

Total liabilities	516,682	358,819

COMMITMENTS AND CONTINGENCIES (NOTE 13)

Redeemable preferred stock	-	151,391

Class A common stock, $.0001 par value, 400,000,000 shares authorized, 15,156,643 shares issued and outstanding at April 2, 2021
Class B common stock, $.0001 par value, 20,123,769 shares authorized, 20,123,769 shares issued and outstanding at	2	1
Class B common stock, $.0001 par value, 20,123,769 shares authorized, 20,123,769 shares issued and outstanding at April 2, 2021	2	2
Additional paid in capital	(46,280)	(37,382)
Non-controlling interest	(93,391)	(90,566)
Retained (deficit)	(14,723)	(6,203)
Total shareholders’ equity	(154,390)	(134,148)

TOTAL LIABILITIES, REDEEMABLE PREFEERED STOCK AND SHAREHOLDERS' EQUITY	$362,292	$376,062

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES
STATEMENT OF CASH FLOWS
(unaudited)

(Amounts in thousands)

	For the quarters ended
	April 2, 2021	March 31, 2020
Cash flows from operating activities:
Net (loss)	$(14,790)	$(23,569)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,560	5,002
Equity-based compensation expense	446	9,845
Interest expense, paid in kind	864	-
Loss (gain) on sale of property and equipment	11	11
Write-off of deferred financing costs related to debt extinguishment	15,197	1,712
Amortization of deferred financing costs	631	249
Provision for bad debts	(189)	92
Changes in assets & liabilities:
Decrease in accounts receivable and unbilled receivable	9,536	193
(Increase) decrease in prepaid expenses	(2,691)	789
Decrease in other current assets	1,752	283
(Decrease) in trade accounts payable	(5,409)	(3,948)
(Decrease) in accrued liabilities	(5,629)	(1,248)
(Decrease) in other current and long-term liabilities	(3,205)	(1,956)
(Increase) in other long-term assets	(391)	(27)

Net cash provided by (used in) operating activities	693	(12,572)

Cash flows from investing activities:
Purchases of property and equipment	(691)	(1,080)
Proceeds from disposal of property and equipment	-	-
Purchase of business, net of cash acquired	(97)	(10,500)

Net cash (used in) investing activities	(788)	(11,580)

Cash flows from financing activities:
Proceeds from issuance of debt	461,754	302,000
Payment of loan acquisition costs	(7,560)	(11,886)
Repayments of debt	(294,463)	(171,144)
Proceeds from issuance of redeemable preferred stock	-	141,840
Issuance of common stock	-	10,229
Member distributions	-	(21,830)
Payment to shareholders associated with Atlas Business Combination	-	(226,318)
Payment of redeemable preferred stock dividends	(1,185)	-
Repayment of redeemable preferred stock	(156,186)	-
Net cash provided by financing activities	2,360	22,891

Net change in cash and equivalents	2,265	(1,261)

Cash and equivalents - beginning of period	14,062	20,185

Cash and equivalents - end of period	$16,327	$18,924

Supplemental information:
Cash paid during the period for:
Interest	$5,656	$3,508
Taxes	44	-

Capital assets financed	165	157
Contingent consideration share settled	-	1,060
Dividends on preferred shares accrued and not paid	-	912

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES
Reconciliation of Gross Revenues to Net Revenues
(unaudited)
(Amounts in thousands)

	For the quarter ended
	April 2, 2021	March 31, 2020

Gross Revenue	$123,269	$109,302
Reimburseable Expenses	(21,676)	(18,802)
Revenue Net of Reimburseable Expenses	$101,593	$90,500

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss Attributable to Class A Common Stockholders to
Adjusted Net Income Attributable to Class A Common Stockholders
(unaudited)

(Amounts in thousands, except per share data)

	For the quarter ended
	April 2, 2021	March 31, 2020
	(Unaudited)

Net loss attributable to Class A common stockholders	$(8,520)	$(1,506)
Amortization of intangible assets	3,164	1,816
Write-off of deferred financing costs	15,197	-
Acquisition costs and other non-recurring charges	1,266	-
Income tax expense	-	-
Adjusted net income attributable to Class A common stockholders	$11,107	$310

Weighted average of shares outstanding Class A common shares (basic and diluted):	14,256	5,767

	For the quarter ended
	April 2, 2021	March 31, 2020
	(Unaudited)

Net loss attributable to Class A common stockholders per share	$(0.60)	$(0.26)
Amortization of intangible assets	0.22	0.31
Write-off of deferred financing costs	1.07	-
Acquisition costs and other non-recurring charges	0.09	-
Income tax expense	-	-
Adjusted EPS	$0.78	$0.05

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Adjusted EBITDA
(unaudited)

(Amounts in thousands)

	For the quarter ended
	April 2, 2021	March 31, 2020
	(Unaudited)

Net (loss) income	$(14,790)	$(23,569)
Interest(1)	23,042	5,640
Taxes	-	-
Depreciation and amortization	4,560	5,002
EBITDA	12,812	(12,927)

EBITDA for acquired business prior to Acquisition Date(2)	-	763
Other non-recurring expenses(3)	1,266	14,669
Non-cash equity compensation	446	10,386

Adjusted EBITDA	$14,524	$12,891

(1)	Includes $15.2 million write-off of deferred financing costs related to debt extinguishment.
(2)	Includes the EBITDA of LONG (which we acquired in February 2020) for the period January 1, 2020 through the date of the acquisition.
(3)	Includes professional service-related fees such as legal, accounting, tax, valuation and other consulting relating to the Atlas Business Combination, acquisition related professional fees, shutdown of the telecom division costs in 2019 and costs incurred related to the COVID-19 pandemic.

Contacts:

Media

Karlene Barron

770-314-5270

karlene.barron@oneatlas.com

Investor Relations

512-851-1507

ir@oneatlas.com